Exhibit 99.1

Artificial Intelligence Technology Solutions, Inc. ($AITX) to File Q3 FY 2026 10-Q Today

Quarterly Filing a Day Earlier Than Previously Stated to be Followed by CEO Interview and Investor Q&A at 4:05 PM ET

Detroit, Michigan, January 14, 2026 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCID:AITX), a global leader in AI-driven security and productivity solutions, today announced that it will file its Quarterly Report on Form 10-Q for the third quarter of fiscal year 2026 today, January 14, 2026. Shortly afterwards, the Company will premiere a previously announced in-depth video interview featuring its CEO and founder, Steve Reinharz. The Company has advanced the timing of both disclosures from the originally communicated January 15 schedule.

The video interview, conducted with SmallCapVoice, provides a focused review of the Company’s third quarter performance and addresses a range of topics that management has previously signaled would be discussed in conjunction with the quarterly filing. The conversation is designed to provide additional context around the reported results, management decision making, and issues frequently raised by shareholders, reinforcing the Company’s ongoing approach of pairing formal financial disclosures with direct executive commentary. The video interview will be made available through the Company’s official YouTube channel and distributed across its social media platforms.

“We believe transparency,” said Reinharz. “Filing our 10-Q and immediately following it with a direct conversation allows investors to see the numbers and then hear how we are thinking about execution, discipline, and priorities as the business continues to mature and our operating model becomes more deliberate and refined.”

The interview expands on themes previously outlined by the Company, including quarterly performance drivers, capital allocation considerations, cost discipline initiatives, and how management evaluates progress against stated objectives. By aligning the timing of the filing with a detailed executive discussion, the Company aims to provide investors with a clearer, more complete view of both reported results and the framework guiding near-term and longer-range decision making.

The Company also invites investors and interested parties to review its corporate profile, available at www.aitx.ai/request-aitx-company-profile/.

About Artificial Intelligence Technology Solutions, Inc. (AITX) and RAD

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization’s internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company’s credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association’s (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD’s Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD’s ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price. Further, this communication, including references to the video interview, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. An investment in the Company involves a high degree of risk. Actual results may differ materially from those expressed or implied by our forward-looking statements due to factors including, but not limited to: (a) references to our “prospective sales pipeline” do not represent binding contracts and converting Fortune 500 prospects into recurring revenue is subject to lengthy evaluation periods, and there is no guarantee these prospects will result in deployed clients; and (b) information shared in executive interviews is intended to provide context for the Form 10-Q, however, the interview may not contain all material information included in the formal filing, and investors should not rely solely on video commentary.

For purposes of the Company’s disclosures, “Artificial Intelligence” refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company’s business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company’s primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company’s Board of Directors oversees the Company’s deployment of Artificial Intelligence.

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Doug Clemons

248-270-8273

doug.c@radsecurity.com

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/